As filed with the Securities and Exchange Commission on September 11, 2017
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PERFORMANT FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)		20-0484934 (I.R.S. Employer Identification Number)
333 North Canyons Parkway
Livermore, California 94551
(925) 960-4800
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
__________________________________

Lisa C. Im
Chief Executive Officer
333 North Canyons Parkway
Livermore, California 94551
(925) 960-4800
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)
__________________________________

Copies to: Blair W. White, Esq. David E. Lillevand, Esq. Pillsbury Winthrop Shaw Pittman LLP P.O. Box 2824 San Francisco, CA 94111 Telephone: (415) 983-1000
Approximate date of commencement of proposed sale to the public:
From time to time after this registration statement becomes effective, as determined by market conditions and other factors.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.0001 per share	3,863,326	$1.76 (2)	$6,799,454 (2)	$788.05 (2)

(1)
Consists of 3,863,326 shares of common stock issuable upon the exercise of outstanding warrants. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, or the Securities Act, the shares of common stock being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares of common stock being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)
Estimated solely for the purpose of calculating the registration fee for the secondary offering, pursuant to Rule 457(c) under the Securities Act of 1933, based on the average of the high and low prices of the Registrant’s Common Stock on The NASDAQ Stock Market on September 7, 2017.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Effective June 30, 2016, the Company became a “smaller reporting company” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, but has not identified itself as a smaller reporting company on the cover page of periodic reports filed after that date with the Securities and Exchange Commission.  In future filings, the Company will report its status as that of a smaller reporting company (until it is no longer eligible for such status).

Subject To Completion, Dated September 11, 2017
The information in this prospectus is not complete and may be changed. Neither we nor any selling stockholder may sell any of these securities until the registration statement filed with Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
PROSPECTUS
3,863,326 Shares

PERFORMANT FINANCIAL CORPORATION

3,863,326 Shares of Common Stock Offered by the Selling Stockholder
_________________
This prospectus relates to the resale or other disposition from time to time of up to 3,863,326 shares of our common stock that are issuable upon the exercise of outstanding warrants previously issued to the selling stockholder named in this prospectus. We are not selling any common stock under this prospectus and will not receive any of the proceeds from the sale of shares by the selling stockholder. To the extent the warrants are exercised for cash, if at all, we will receive the exercise price for the warrants.
Our registration of the shares of our common stock covered by this prospectus does not mean that the selling stockholder will offer or sell any of the shares of our common stock. The selling stockholder may sell the shares of our common stock covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the selling stockholder may sell its shares of common stock in the section entitled “Plan of Distribution” beginning on page 3 of this prospectus. The selling stockholder will bear all commissions and discounts, if any, attributable to the sales of shares. We will bear all costs, expenses and fees in connection with the registration of the shares.
Our common stock is traded on The NASDAQ Stock Market under the symbol “PFMT.” On September 7, 2017, the last reported sale price of our common stock on The NASDAQ Stock Market was $1.72 per share.
Investing in our common stock involves risks. See the section entitled “Risk Factors” on page 1 of this prospectus and in the documents we incorporate by reference in this prospectus.
_________________
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
_________________
The date of this prospectus is September 11, 2017

______________

You should rely only on the information incorporated by reference or provided in this prospectus, any prospectus supplement and the registration statement. We have not authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus and any prospectus supplement, or incorporated by reference, is accurate only as of the dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

ABOUT THIS PROSPECTUS
Unless the context otherwise requires, references in this prospectus to “Performant,” “the Company,” “we,” “us” and “our” refer to Performant Financial Corporation and our consolidated subsidiaries.
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration, or continuous offering, process. Under this shelf registration process, the selling stockholder may, from time to time, offer and sell the shares of our common stock issuable upon exercise of outstanding warrants held by the selling stockholder.
When we refer to the selling stockholder in this prospectus, we are referring to the stockholder identified in the table under the heading “Selling Stockholder” herein as well as its permitted transferees or other successor-in-interest that received shares of our common stock after the date of this prospectus from the selling stockholder pursuant to a permitted transfer (other than a public sale).
This prospectus, including the documents incorporated by reference herein, contains references to a number of trademarks that are our registered trademarks or those of our affiliates, or trademarks for which we or our affiliates have pending registration applications or common law rights. These include Performant Financial Corporation and the Performant name and design logo. This prospectus may also include trade names, trademarks and service marks of other companies and organizations.
RISK FACTORS
Investing in our securities involves risk. Prior to making a decision about investing in our common stock, you should carefully consider the specific “Risk Factors” appearing or incorporated by reference in this prospectus, including the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. The occurrence of any of these risks might cause you to lose all or part of your investment in our common stock.
The number of shares being registered for sale is significant in relation to our trading volume.
We have filed a registration statement of which this prospectus is a part to register the shares offered hereunder for sale into the public market by the selling stockholder. These shares, if sold in the market all at once or at about the same time, could depress the market price and also could affect our ability to raise equity capital.
PERFORMANT FINANCIAL CORPORATION
We provide technology-enabled recovery and related analytics services in the United States. Our services help identify and recover delinquent or defaulted assets and improper payments for both government and private clients in a broad range of markets. Our clients typically operate in complex and regulated environments and outsource their recovery needs in order to reduce losses on billions of dollars of defaulted student loans, improper healthcare payments and delinquent state tax and federal treasury and other receivables. We generally provide our services on an outsourced basis, where we handle many or all aspects of our clients’ recovery processes.

We commenced our operations in 1976 under the corporate name Diversified Collection Services, Inc., or DCS. We were incorporated in Delaware on October 8, 2003 under the name DCS Holdings, Inc. and subsequently changed our name to Performant Financial Corporation. Our website address is www.performantcorp.com.
FORWARD-LOOKING STATEMENTS
When used in this prospectus or in the documents we incorporate by reference into this prospectus, the words “expects,” “believes,” “anticipates,” “estimates,” “may,” “could,” “intends,” and similar expressions are intended to identify forward-looking statements. These statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those projected or otherwise implied by the forward-looking statements. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements.
These forward-looking statements speak only as of the date of this prospectus. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. You should, however, review additional disclosures we make in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the SEC.
USE OF PROCEEDS
We will not receive any of the proceeds from the sale or other disposition of shares of our common stock by the selling stockholder pursuant to this prospectus. The shares of common stock covered by this prospectus are issuable upon the exercise of warrants to purchase a total of up to 3,863,326 shares of our common stock, which warrants were originally issued to the selling stockholder by us on August 11, 2017 in a private placement. Upon any exercise of any of the warrants for cash, the selling stockholder would pay us the exercise price of $1.92 per share, subject to adjustment as provided therein. We expect to use any such warrant exercise proceeds primarily for working capital and general corporate purposes. The warrants may also be exercised on a cashless basis by net exercise. If any of the warrants are exercised on a cashless basis by net exercise, we would not receive any cash payment from the selling stockholder upon any such exercise of the warrants.
SELLING STOCKHOLDER
On August 7, 2017, we entered into a credit agreement with the selling stockholder pursuant to which we agreed to issue in a private placement warrants to purchase up to 3,863,326 shares of our common stock, at a price of $1.92 per share, upon the advance of the initial term loan in the amount of $44 million. On August 11, 2017, in connection with the advance of the initial term loan, we issued the warrants and entered into a registration rights agreement with the selling stockholder pursuant to which we agreed to file the registration statement, of which this prospectus is a part, to cover the resale of the shares of our common stock issuable upon exercise of the warrants, and to keep such registration statement effective until the date on which all of the shares issuable upon exercise of the warrants have been sold or all shares issuable on a net exercise basis can be sold publicly without restriction or limitation under Rule 144 under the Securities Act.

We are registering the resale of the 3,863,326 shares issuable upon exercise of the warrants to permit the selling stockholder identified below, or its permitted transferees or other successor-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part, to resell or otherwise dispose of these shares in the manner contemplated under “Plan of Distribution” in this prospectus (as may be supplemented and amended). This prospectus covers the sale or other disposition by the selling stockholder of up to the total number of shares of common stock issuable upon exercise of the warrants. Throughout this prospectus, when we refer to the shares of our common stock being registered on behalf of the selling stockholder, we are referring solely to the shares issuable upon exercise of the warrants, and when we refer to the selling stockholder in this prospectus, we are referring to the selling stockholder identified in this prospectus and, as applicable, its permitted transferees or other successor-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part.
We cannot predict when or whether the selling stockholder will exercise the warrants and even if it does, we do not know how long the selling stockholder will hold the shares acquired upon exercise before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholder regarding the sale or other disposition of any of the shares. The shares covered hereby may be offered from time to time by the selling stockholder.
The following table sets forth certain information as of September 11, 2017 regarding the beneficial ownership of common stock by the selling stockholder, who may offer up to 3,863,326 shares of our common stock. Information with respect to beneficial ownership is based upon information obtained from the selling stockholder. Information with respect to shares owned beneficially after the offering assumes the sale of all of the shares offered and no other purchases or sales of common stock.

Name and Address	Number of Shares Beneficially Owned Prior to the Offering(1)	Number of Shares Being Offered(2)	Number of Shares Beneficially Owned After Offering	Percentage of Outstanding Common Stock Beneficially Owned After Offering
ECMC Group, Inc. 111 South Washington Avenue Minneapolis, Minnesota 55401	3,863,326	3,863,326	—	—

(1) Beneficial ownership is determined in accordance with Rule 13d-3(d) of the Exchange Act. To our knowledge, the selling stockholder named in the table has sole voting and investment power with respect to all shares of common stock shown as beneficially owned by the selling stockholder, subject to the information contained in the footnotes to this table.
(2) The number of shares offered hereby consists solely of the shares issuable upon exercise of the warrants by the selling stockholder. The selling stockholder may offer and sell some, all, or none of the shares issuable upon exercise of the warrants.

PLAN OF DISTRIBUTION
We are registering the shares of common stock issuable upon the exercise of the warrants and held by the selling stockholder to permit the resale of these shares by the selling stockholder from time to time from after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholder of the shares of common stock issuable upon exercise of the warrants. We will bear all fees and expenses incident to our obligation to register the shares of common stock.
The selling stockholder may, from time to time, sell any or all of their shares of common stock covered hereby on The NASDAQ Stock Market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or privately negotiated prices. The selling stockholder may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	underwritten transactions;

•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.
The selling stockholder may transfer the shares of our common stock to certain permitted transferees and the shares may transfer to a successor-in-interest to the selling stockholder, in which case the permitted transferees or other successor-in-interest will be the selling beneficial owners for purposes of this prospectus.
In connection with the sale of our common stock or interests therein, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholder may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-

dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The aggregate proceeds to the selling stockholder from the sale of the common stock offered by it will be the purchase price of the common stock less discounts or commissions, if any. The selling stockholder reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering, although we will receive the exercise price of the warrants (assuming the warrants are exercised for cash).
The selling stockholder also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that it meets the criteria and conform to the requirements of that rule.
The selling stockholder and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be "underwriters" within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us and the selling stockholder, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.
To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, and any applicable discounts, commissions, concessions or other compensation with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.
To facilitate the offering of the shares offered by the selling stockholder, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock. This may include over-allotments or short sales, which involve the sale by persons participating in the offering of more shares than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the common stock by bidding for or purchasing shares in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if shares sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the common stock at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.
We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act, and the selling stockholder may be entitled to contribution. We may be indemnified by the selling stockholder against certain losses, claims, damages and liabilities, including liabilities under the

Securities Act that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, or we may be entitled to contribution.
We agreed to cause the registration statement of which this prospectus is a part to remain effective until the date on which all of the shares registered for resale under the registration statement have been sold or until the shares acquired upon exercise of the warrants on a net exercise basis can be sold publicly without restriction or limitation under Rule 144 under the Securities Act. The shares of common stock will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws.
There can be no assurance that the selling stockholder will sell any or all of the shares of common stock we registered on behalf of the selling stockholder pursuant to the registration statement of which this prospectus forms a part.
Once sold under the registration statement of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.
LEGAL MATTERS
The validity of any securities offered by this prospectus will be passed upon for us by Pillsbury Winthrop Shaw Pittman LLP, San Francisco, California.
EXPERTS
The consolidated financial statements of Performant Financial Corporation and subsidiaries as of December 31, 2016 and 2015 and for each of the years in the three-year period ended December 31, 2016, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We have filed a registration statement on Form S-3 with the SEC under the Securities Act of 1933. This prospectus is part of the registration statement but the registration statement includes and incorporates by reference additional information and exhibits. We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy the registration statement and any other document we file with the SEC at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains reports, proxy and information statements and other information regarding companies, such as ours, that file documents electronically with the SEC. The address of that site on the world wide web is http://www.sec.gov. The information on the SEC’s web site is not part of this prospectus, and any references to this web site or any other web site are inactive textual references only.
The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Later information that we file with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the SEC, and incorporate by reference in this prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2016;

•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2017 and June 30, 2017; and

•
our Current Reports on Form 8-K filed with the SEC on March 28, 2017, March 29, 2017, April 12, 2017, May 9, 2017 (Item 1.01 only), June 12, 2017, June 19, 2017, July 13, 2017, and August 17, 2017; and

•	the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on August 8, 2012.
We also incorporate by reference all additional documents that we file with the SEC under the terms of Section 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made after the initial filing date of the registration statement of which this prospectus is a part and the effectiveness of the registration statement, as well as between the date of this prospectus and the termination of any offering of securities offered by this prospectus. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with SEC rules.
You may request a copy of any or all of the documents incorporated by reference but not delivered with this prospectus, at no cost, by writing or telephoning us at the following address and number:
Performant Financial Corporation
Attn: Investor Relations
333 North Canyons Parkway,
Suite 100,
Livermore, California 94551
(925) 960-4800
We will not, however, send exhibits to those documents, unless the exhibits are specifically incorporated by reference in those documents.

PART II
Information Not Required In Prospectus
Item 14. Other Expenses of Issuance and Distribution.
The following is a statement of estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commission.

SEC Registration Fee	$788.05
Legal Fees and Expenses*	$15,000.00
Accounting Fees and Expenses*	$10,000.00
Total	$25,788.05
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*    Estimated.
Item 15. Indemnification of Directors and Officers.
Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) provides for the indemnification of officers, directors, and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. Article X of the Registrant’s Amended and Restated Certificate of Incorporation, (Exhibit 3.1(b) of the Company’s Registration Statement on Form S-1/A filed July 23, 2012 (File No. 333-182529) (the “Form S-1”), and Article 6 of the Registrant’s Amended and Restated Bylaws (Exhibit 3.2(b) to the Form S-1), provide for indemnification of the Registrant’s directors, officers, employees and other agents to the extent and under the circumstances permitted by the DGCL. The Registrant has also entered into agreements with its directors and officers that will require the Registrant, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers to the fullest extent not prohibited by law.
The above discussion of Section 145 of the DGCL, our Restated Certificate of Incorporation, our Amended and Restated Bylaws and our indemnification agreements is not intended to be exhaustive and is qualified in its entirety by the actual provisions of our Restated Certificate of Incorporation and Amended and Restated Bylaws, the DGCL and the indemnification agreements.
Item 16. Exhibits.

Exhibit Number	Description
4.1	Form of Warrant to purchase Common Stock issued to ECMC Group, Inc., dated as of August 11, 2017 (incorporated by reference to Exhibit 4.1 to the Form 8-K filed on August 17, 2017).
5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP.
23.1	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).
23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm.
24.1	Power of Attorney (included on the signature page of this registration statement).

Item 17. Undertakings.
(a)     The undersigned registrant hereby undertakes:
(1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(A)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6)    That, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b)    The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period (if any), to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.
(c)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to any charter provision, by law or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Livermore, State of California, on September 11, 2017.
PERFORMANT FINANCIAL CORPORATION
By: /s/ Lisa C. Im
Lisa C. Im
Chief Executive Officer
(Principal Executive Officer)
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature to this registration statement on Form S-3 appears below hereby constitutes and appoints Lisa C. Im or Ian Johnston, and each of them. his or her true and lawful attorneys‑in‑fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys in fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/ Lisa C. Im Lisa C. Im	Chief Executive Officer (Principal Executive Officer) and Board Chair	September 11, 2017
/s/ Ian Johnston Ian Johnston	Vice President and Chief Accounting Officer (Principal Financial Officer)	September 11, 2017
/a/ Todd R. Ford Todd R. Ford	Director	September 11, 2017
/s/ Brian P. Golson Brian P. Golson	Director	September 11, 2017
/s/ William D. Hansen William D. Hansen	Director	September 11, 2017
/s/ Bruce E. Hansen Bruce E. Hansen	Director	September 11, 2017
/s/ Bradley F. Fluegel Bradley F. Fluegel	Director	September 11, 2017

EXHIBIT INDEX

Exhibit Number	Description
4.1	Form of Warrant to purchase Common Stock issued to ECMC Group, Inc., dated as of August 11, 2017 (incorporated by reference to Exhibit 4.1 to the Form 8-K filed on August 17, 2017).
5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP.
23.1	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).
23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm.
24.1	Power of Attorney (included on the signature page of this registration statement).